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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                          ---------------------------


                                   FORM 8-K



                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): May 13, 1998
                                                          ------------



                            CROWN BOOKS CORPORATION
                            -----------------------
              (Exact name of registrant as specified in charter)


     Delaware                        0-11457                    52-1227415
--------------------               -----------              ------------------
  (State or other                  (Commission                (IRS Employer
   jurisdiction of                 File Number)             Identification No.)
   incorporation)


          3300 75th Avenue
         Landover, Maryland                                         20785
----------------------------------------                           -------
(Address of principal executive offices)                          (Zip Code)


      Registrant's telephone number, including area code:  (301) 226-1200
                                                           --------------



                                Not Applicable
                       ---------------------------------
         (former name or former address if changed since last report)



                              Page 1 of 7 pages.
                       Exhibit Index appears on page 7.
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                     INFORMATION TO BE INCLUDED IN REPORT


ITEM 1:      CHANGES IN CONTROL OF REGISTRANT
------       --------------------------------

  On May 13, 1998, Richfood Holdings, Inc., a Virginia corporation ("Richfood"), accepted for purchase, pursuant to a tender offer, shares representing 96% of the outstanding common stock, par value $1.00 per share (the "Dart Shares"), of Dart Group Corporation ("Dart"), which owns approximately 52.3% of the shares of common stock, par value $0.01 per share (the "Crown Shares"), of Crown Books Corporation, a Delaware corporation (the "Company"). Accordingly, under the rules and regulations of the Securities and Exchange Commission, Richfood acquired control of the Company as of such date by virtue of its indirect beneficial ownership of the Crown Shares.

  The Dart Shares were acquired in a tender offer, commenced on April 15, 1998, by Richfood and DGC Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Richfood ("DGC"), to purchase all of the outstanding Dart Shares for a purchase price of $160.00 per share, subject to the terms and conditions contained in the Offer to Purchase, dated April 15, 1998, by Richfood and DGC and the related Letter of Transmittal (which, together with any amendments and supplements thereto constituted the "Offer"). The Offer expired at 12:00 midnight, New York City time, Tuesday, May 12, 1998. At that time, 1,180,503 Dart Shares, constituting approximately 96% of the Dart Shares outstanding, were validly tendered and not withdrawn. On May 13, 1998, all of the validly tendered Dart Shares were accepted for purchase.

     Richfood completed the acquisition of Dart on May 18, 1998, by merging its wholly-owned subsidiary, DGC, with and into Dart, with Dart surviving as a wholly-owned subsidiary of Richfood (the "Merger"). In the Merger, Dart Shares that were not tendered in the Offer (excluding shares owned, directly or indirectly, by Dart or any wholly-owned subsidiary of Dart or by Richfood, DGC or any other wholly-owned subsidiary of Richfood and excluding

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Dissenting Shares (as defined in the Agreement and Plan of Merger (the
"Agreement"), dated as of April 9, 1998, by and among Richfood, DGC and Dart)) were automatically converted into the right to receive $160.00 per Dart Share in cash. The Offer and Merger were conducted pursuant to the Agreement.

  The aggregate purchase price of the Dart Shares acquired in the Offer or converted in the Merger, and for the cash settlement and cancellation of previously outstanding options to purchase Dart Shares, was $201,116,325, which was determined in arms-length negotiations. The purchase price was funded from borrowings under a credit facility provided by First Union National Bank ("First Union"), as lender and administrative agent for a syndicate of banks, in an aggregate amount of $450 million, $250 million of which is a five-year revolving credit facility and $200 million of which is an eighteen month term loan. Borrowings under the facility bear interest at a variable rate per annum, which is initially equal to LIBOR plus 1%. The new credit facility contains provisions requiring early repayment of the term loan or a portion thereof with: the net proceeds of any new offerings of equity securities by Richfood; net proceeds of borrowings of any long-term debt under any new credit facilities entered into by Richfood or any of its wholly-owned subsidiaries; and with the net proceeds of any sale of Dart's interests in (i) the Company, (ii) Trak Auto Corporation, a Delaware corporation, the stock of which is 67.1% owned by Dart, (iii) Total Beverage Corporation, a Delaware corporation and wholly-owned subsidiary of Dart and (iv) certain real estate assets. The new credit facility also provides that, in the event Richfood's senior debt rating is downgraded below investment grade before the term loan is repaid, then, at the lenders' request, Richfood will grant to the lenders a perfected first priority security interest in, among other things, the Crown Shares owned by Dart. In the event any such pledge is required and, thereafter, an event of default occurs and is continuing under the credit facility, the lenders could have the ability to cause a further change in control of the Company.

  On May 18, 1998, the Company's Board of Directors increased the size of the Board from three to five and elected Messrs. John E. Stokely and John C. Belknap, each of whom is an executive officer of Richfood, to fill the resulting vacancies. In its Schedule 13D, filed with the Securities and Exchange Commission on May 26, 1998 (the "Schedule 13D"), Richfood indicated

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its expectation that, as soon as practicable, and after compliance with Rule
14f-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company's Board of Directors will further increase the size of the Board to seven and will fill the resulting vacancies with persons affiliated with Richfood.

  In its Schedule 13D, Richfood also expressed its intent to cause Dart to divest its ownership of the Company as soon as practicable. Such a transaction could take one or more of the following forms: (i) a sale of Dart's equity interest in the Company, or a distribution of such equity interest to Richfood to be followed by a spin-off of such equity interest to Richfood's shareholders;
(ii) a sale of all of the outstanding equity of the Company pursuant to a merger, tender offer or share exchange; (iii) a sale of all or substantially all of the assets of the Company, followed by a distribution of the net proceeds thereof to the respective stockholders of the Company; (iv) a recapitalization of the Company; or (v) a liquidation of the Company. Certain of such transactions may cause the Crown Shares to no longer be eligible for listing on The Nasdaq National Market and/or terminate the registration of the Crown Shares under the Exchange Act.

  Additional information with respect to the transaction described herein is set forth in the exhibits hereto, which are incorporated herein by reference.


ITEM 7:      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
------       ------------------------------------------------------------------


     c) Exhibits
        --------


         Number                 Exhibit
         ------                 -------

          2.1 Agreement and Plan of Merger, dated as of April 9, 1998, by and among Richfood, DGC and Dart.

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          4.1                   Credit Agreement, dated as of May 12, 1998, by
                                and among Richfood, as Borrower, First Union
                                National Bank, as Administrative Agent, Crestar Bank, as Syndication Agent and The First National Bank of Chicago, as Documentation Agent.

          Pursuant to Rule 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally to the Securities and Exchange Commission, upon request, any omitted schedules or similar attachments to the foregoing Exhibits.


                            SIGNATURE PAGE FOLLOWS

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                                  SIGNATURE
                                  ---------


  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    CROWN BOOKS CORPORATION


Date:  May 28, 1998                 By: /s/ Richard B. Stone
                                       --------------------------------
                                       Richard B. Stone
                                       Chief Executive Officer


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EXHIBIT INDEX


Exhibit No.    Description                                                               Page
-----------    -----------                                                               ----
(a)            Agreement and Plan of Merger, dated as of April 9, 1998, by and among Richfood, DGC and Dart (incorporated by reference to Exhibit
               (c) to the Tender Offer Statement on Schedule 14D-1 filed with the
               Securities and Exchange Commission by Richfood and DGC on April 15,
               1998).

(b) Credit Agreement, dated as of May 12, 1998, by and among Richfood, as Borrower, First Union, as Administrative Agent,
               Crestar Bank, as Syndication Agent and The First National Bank of
               Chicago, as Documentation Agent (incorporated by reference to Exhibit (b) to the Form 13D filed with the Securities and Exchange Commission by Richfood on May 26, 1998, reporting
               Richfood's beneficial ownership of the Crown Shares).


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